Exhibit 10.1

CONFIDENTIAL

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is entered into and effective simultaneously with the execution of this Agreement on this 23rd day of May 2018, by and between BIO-key International, Inc., a Delaware corporation (the “Company”), and Giant Leap International Limited (the “Purchaser”).

R E C I T A L S:

WHEREAS, subject to the terms and conditions of this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), Purchaser desires to purchase and the Company desires to sell securities on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises hereof and the agreements set forth herein below, the parties hereto hereby agree as follows:

1.           Sale and Purchase of Securities.

(a)     Purchase and Sale. Subject to the terms and conditions hereof, the Company agrees to sell, and Purchaser agrees to purchase Two Thousand Nine Hundred Seventy Eight (2,978) shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), at a purchase price of $3.60 per Share for an aggregate purchase price of $10,721 (the “Purchase Price”). The Purchase Price shall be paid by the conversion of a dividend payable in the amount of $10,721 on the Company’s Series B-1 Convertible Preferred Stock (the “Series B-1 Preferred”) presently due and payable to the Purchaser. Within a reasonable time following the date hereof, the Company shall deliver to the Purchaser, a certificate evidencing the Shares.

2.           Representations and Warranties of Purchaser. Purchaser represents and warrants to the Company as follows:

(a)     Authority Validity and Effect of Agreement. The execution and delivery of this Agreement by Purchaser and the performance by Purchaser of its obligations hereunder have been duly authorized by all necessary organizational proceedings on the part of the Purchaser. This Agreement has been duly and validly executed and delivered by Purchaser and, assuming that it has been duly authorized, executed and delivered by the Company, constitutes a legal, valid and binding obligation of Purchaser, in accordance with its terms.

(b)     Acknowledgement Regarding Conversion of Dividend Payable. Purchaser acknowledges that the accrued dividend payable on the Series B-1 Preferred due and owing to Purchaser as of May 23, 2018 is $10,721 (the “Dividend Payable”) and hereby releases and relinquishes any right, title and interest to the Dividend Payable as consideration for the payment of the Shares.

(c)     Accredited Investor.  Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

(d)     Investment Intent. The Securities are being acquired for Purchaser’s own account for investment purposes only, not as a nominee or agent and not with a view to the resale or distribution of any part thereof, and Purchaser has no present intention of selling, granting any participation in or otherwise distributing the same.

(e)     Restrictions on Transfer. Purchaser understands that the Securities are “restricted securities” as such term is defined in Rule 144 under the Securities Act and have not been registered under the Securities Act or registered or qualified under any state securities law, and may not be, directly or indirectly, sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and registration or qualification under applicable state securities laws or the availability of an exemption therefrom.

(f)     Short Sales. Purchaser has not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with Purchaser, executed any disposition, including Short Sales (as such term is defined in Rule 200 of Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), in the securities of the Company during the period commencing from the time that Purchaser first received written or oral notice of the transactions contemplated herby until the date hereof (“Discussion Time”).

(g)     No Disqualification Events. Purchaser is not subject to any of the "Bad Actor" disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a "Disqualification Event"), except for a Disqualification Event covered by Rule 506(d)(2) under the Securities Act.

3.           Representations and Warranties of the Company. The Company represents and warrants to Purchaser as follows:

(a)     Authority Validity and Effect of Agreement. The execution and delivery of this Agreement by the Company and the performance by the Company of its obligations hereunder have been duly authorized by all necessary corporate proceedings on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company and, assuming that it has been duly authorized, executed and delivered by Purchaser, constitutes a legal, valid and binding obligation of the Company, in accordance with its terms.

(b)     Issuance of the Securities. The Shares have been duly authorized and, when issued and paid for in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens, other than restrictions on transfer provided for in this Agreement or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights of shareholders.

4.           Other Agreements of the Parties.

(a)     Legends. The certificates and agreements evidencing the Shares shall have endorsed thereon a standard and customary legend respecting the Securities Act and stop transfer instructions reflecting these restrictions on transfer will be placed with the transfer agent of the Securities.

(b)     Standstill. Reference is hereby made to that certain Securities Purchase Agreements dated November 11, 2015 (the “Series B-1 Agreement”) by and between the Company and the Purchaser, pursuant to which the Purchaser purchased 30,000 shares of Series B-1 Convertible Preferred Stock. The Series B-1 Agreement contains a standstill provision (the “Standstill Provision”), which prevents Purchaser, either alone or together with any other person, from acquiring additional shares of the Company’s Common Stock or any of the Company’s assets, soliciting proxies, or seeking further representation on the Company’s board of directors. The Purchaser hereby acknowledges and agrees that: (i) the Company is hereby waiving the Standstill Provisions solely with respect to the Shares purchased hereby, and (ii) notwithstanding the foregoing, the Standstill Provision remains in full force and effect.

(c)     Notice of Disqualification Events. Purchaser will notify the Company in writing, of (i) any Disqualification Event relating to Purchaser and (ii) any event that would, with the passage of time, become a Disqualification Event relating to Purchaser.

5.           Non-Public Information. Purchaser acknowledges that certain information concerning the matters that are the subject matter of this Agreement constitute material non-public information under United States federal securities laws, and that United States federal securities laws prohibit any person who has received material non-public information relating to the Company from purchasing or selling securities of the Company, or from communicating such information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities of the Company. Accordingly, until such time as any such non-public information has been adequately disseminated to the public, Purchaser shall not purchase or sell any securities of the Company, or communicate such information to any other person

6.           Entire Agreement. This Agreement contains the entire agreement between the parties and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereto.

7.           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without regard to the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent that the General Corporation Law of the State of Delaware shall apply to the internal corporate governance of the Company.

8.           Arbitration. If a dispute arises as to the interpretation of this Agreement, it shall be decided in an arbitration proceeding conforming to the Rules of the American Arbitration Association applicable to commercial arbitration then in effect at the time of the dispute. The arbitration shall take place in the State of New Jersey. The decision of the arbitrators shall be conclusively binding upon the parties and final and such decision shall be enforceable as a judgment in any court of competent jurisdiction. The parties shall share equally the costs of the arbitration.

9.           Counterparts. This Agreement may be executed and delivered by facsimile in counterparts, each of which shall be deemed to be an original, and both of which together shall constitute one and the same agreement.

WITNESS WHEREOF, intending to be legally bound, the parties hereto have caused this Agreement to be executed as of the date set forth above.

PURCHASER GIANT LEAP INTERNATIONAL LIMITED By: /s/ Yao Jianhui Name: Yao Jianhui Title: Director
BIO-KEY INTERNATIONAL, INC. By: /s/ Michael W. DePasquale Name: Michael W. DePasquale Title: Chief Executive Officer

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